UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Analogic Corporation

(Name of Registrant as Specified In Its Charter)

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This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Analogic Corporation (“Analogic”) by ANLG Holding Company, Inc. (“Parent”) and AC Merger Sub, Inc. (the “Merger Sub”) pursuant to the terms of an Agreement and Plan of Merger, dated April 10, 2018, by and among Analogic, Parent and the Merger Sub:

(i)	Investor Presentation.

The item listed above was first used or made available on May 16, 2018.

May 16, 2018 ANALOGIC ACQUISITION BY ALTARIS CAPITAL PARTNERS

Forward Looking Statements Statements in this presentation regarding the proposed transaction between Altaris Capital Partners, LLC (including affiliated entities, “Altaris”) and Analogic, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect Analogic’s business and the price of its common stock; the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the merger agreement by Analogic’s stockholders and the receipt of regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed merger on Analogic’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the proposed merger may disrupt Analogic’s current plans and business operations; potential difficulties retaining employees as a result of the proposed merger; risks related to the diverting of management’s attention from Analogic’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Analogic related to the merger agreement or the proposed merger; risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, acquisition related risks, and other factors discussed in our most recent quarterly and annual reports filed with the SEC. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Altaris Acquisition: Attractive Value and Certainty Per Share Offer $84.00 per share, 100% cash Transaction Value Approximately $1.1 billion, on a fully diluted basis Premium 25% premium to Analogic’s closing share price of $67.45 on June 7, 2017, the day after the Company reported quarterly earnings for the third quarter of fiscal 2017 and announced the launch of the strategic review process On June 6, 2017, the last trading day prior to this announcement, Analogic’s stock price closed at $74.60 Approvals & Closing Subject to approval from Analogic shareholders at a Special Meeting scheduled for June 21, 2018 and other customary closing conditions; HSR early termination received April 27, 2018

Focused on Providing Maximum Value for Analogic Shareholders Altaris transaction at $84 per share in cash presents best combination of certainty and value for stockholders Extensive public sale process with direct outreach to potential financial and strategic buyers as well as responses to inbound expressions of interest; Company was ultimately in contact with 75 parties, both domestically and internationally Long-term Analogic growth is expected to require investment in greater scale and includes execution risk due to maturing and increasingly competitive markets Conducted 10 month, comprehensive review of strategic alternatives including continued operation on a standalone basis

Larger and better capitalized competitors Long-term macroeconomic trends in medical imaging Need for continued strategic investments Development of new channels to market Past operating performance and need for greater scale Increasing global competition Catalysts for Strategic Review Process Internal & External Business Considerations

Sale of Entire Company Range of Alternatives Considered Separating Businesses Immediate and substantial value for all shareholders; Board unanimously recommends transaction Tax leakage and stranded costs; execution risk Continued Operation on Standalone Basis—Short- and Long-term Need for greater scale; other internal & external business risks Considerations

Standalone Business Case Review Execution Risk - The Board reviewed the Company’s prospects on a standalone basis and had significant concerns regarding the Company’s ability to deliver the implied value of its operating plan. Past Financial Results - The fiscal 2013-2017 financial results reflected revenue declining at a compound annual rate of approximately -3% and non-GAAP diluted earnings per share declining at a compound annual rate of -13%. Past Performance v. Operating Plans - The Board considered the Company’s historical inability to deliver on its past operating plans. The current operating plan assumes significant turnaround of business performance. Business Considerations - The Company’s ongoing performance has been and is affected by a number of factors including: Long-term macro economic trends in the maturing medical imaging market Increasing global competition from larger and better capitalized competitors Increasing industry consolidation Company’s ability to develop new market channels for its products Limited ability to achieve scale through organic and inorganic growth opportunities

Wall Street Analyst Expectations Illustrate Ongoing Risk

EBITDA Estimates Over Time
($ in Millions)


$140
130
120
110
100
90
80
70
60
50
Aug-12
Mar-13
Sep-13
Apr-14
Nov-14
Jun-15
Jan-16
Jul-16
Feb-17
Sep-17
Apr-18
2014
2015
2016
2017
2018

EPS Estimates Over Time
($ per share)


$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
Aug-12
Mar-13
Sep-13
Apr-14
Nov-14
Jun-15
Dec-15
Jul-16
Feb-17
Sep-17
Apr-18
2014
2015
2016
2017
2018

Analyst model estimates based on Company guidance shows consistently lower expected sequential performance every fiscal year since peak of FY13

Source: FactSet. Market data as of 4/9/2018.
Note: Represents estimates for fiscal year ending July 31.

8

analogic

Company’s Standalone Financial Projections Present Ongoing Execution Risk Implies turnaround in CT, despite slow market growth and challenging competitive market dynamics Assumes significant growth opportunities in Security and Detection business Assumes the Company maintains its Ultrasound market position with upside ‘18-’22E CAGR 4% ‘13-’17 CAGR -3% Risks: Assumes reversal of long-term revenue, margin and profitability trends Maturing medical imaging market Larger, better capitalized competitors Increased industry consolidation Note: Please refer to the Company’s proxy statements on file with the SEC for more information on financial projections and risks considered by the Company’s Board of Directors.

Sale of Company Process Overview Following the Company’s public announcement of a sale process in September 2017 Citi engaged with 75 potential buyers, consisting of 33 strategics and 42 financial sponsors management presentations $84/share, 100% cash offer is most attractive combination of value and certainty

Altaris Transaction Presents Most Attractive Alternative

- The Board reviewed Citi's valuation analysis which used typical valuation techniques (including DCF and Public Company multiples), and reviewed multiple bids. The Board concluded that $84/share would represent full value for the Company.

Bidder	Round 1	Round 2	Updated Bid	Final Bid	Summary
Altaris	$80.00 (100% Cash)	$82.50 (100% Cash)	$82.50 (100% Cash)	$84.00 (100% Cash)	• Increased, all cash bid • Best combination of value and certainty
Party D	Merger-of-Equals (100% Stock)	$85.00 (16% Cash / 84% Stock) *Implied value based on bidder stock price at time of bid*	Headline: $85.00 Implied: $80.63 (30% Cash / 70% Stock) *Headline value based on 1/29 stock price; Implied value reflects 2/26 stock price[1]*		• Lower implied value compared to Altaris • Significant stock component • Concerns about strategic fit and lack of rationale for combination
Party A	$85.00 - $88.00 (60% Cash / 40% Stock)	$80.00 - $82.00 (60% Cash / 40% Stock)	$80.00 (60% Cash / 40% Stock) + additional potential value from CT-linked CVR[2] (verbal)		• Lowest upfront consideration • Highly speculative contingent consideration • Execution risk – need for contemporaneous divestiture of ultrasound business to 3rd party buyer

(1) Withdrew formal offer. Advisor subsequently indicated potential to provide $85 in stock / cash valued at Party D's "spot price".
(2) Intended to deliver total potential value per share in upper $80s at maximum achievement (not present value).

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analogic

100% Cash Deal with Committed Financing Established in 2003 Deep expertise in the medical device and diagnostic equipment industries, including imaging technologies Analogic would represent 17th platform company to design and manufacture high value, FDA-regulated medical products and components Invested in 34 companies spanning subsectors such as: Medical device and diagnostics Pharmaceuticals Healthcare and payor services Healthcare IT History of working with growth companies that deliver innovative products, technologies and solutions Established track record as engaged and supportive partner to management teams and employees Investment strategy focuses on creating long-term value for all stakeholders

Summary Altaris acquisition at $84 per share in cash represents the most attractive combination of value and certainty for shareholders Conclusion supported by fairness opinion provided the Board’s financial advisor(1) and analysis of multiple bids Transaction provides shareholders with immediate and certain value without risks inherent in Company’s operating plan 10-month long strategic alternatives process resulted in decision to sell the entire company to create immediate value for shareholders Board of Directors unanimously approves the merger with an affiliate of Altaris Capital Partners and recommends that shareholders approve the merger (1) Please refer to the Company’s proxy statements on file with the SEC for more information on important qualifications, factors, limitations and assumptions relevant to the fairness opinion provided by Citi.

Important Additional Information Analogic plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement contains important information about Altaris, Analogic, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Analogic filed preliminary proxy materials with the SEC on May 2, 2018. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Analogic through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Analogic by contacting the Investor Relations department via e-mail at investorrelations@analogic.com or by calling 978-326-4058. Analogic and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Analogic’s directors and executive officers is contained in Analogic’s Form 10-K for the year ended July 31, 2017 and its proxy statement dated November 2, 2017, which are filed with the SEC. These documents can be obtained free of charge from the sources listed above. Additional information regarding the direct and indirect interests of Analogic’s directors and executive officers in the proposed transaction will be included in the Proxy Statement when it is filed with the SEC.